SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                           -------------------------

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                                 March 31, 2000
                  --------------------------------------------
                                (Date of Report)

                                  ITRON, INC.
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

        Washington                    000-22418                   91-1011792
----------------------------  ------------------------ -------------------------
(State or Other Jurisdiction    (Commission File No.)        (IRS Employer
of Incorporation)                                            Identification No.)

                    2818 N. Sullivan Road, Spokane, WA 99216
--------------------------------------------------------------------------------
          (Address of Principal Executive Offices, including Zip Code)

                                 (509) 924-9900
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                      None
--------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)
--------------------------------------------------------------------------------

Item 5.  Other Events


         Completion of Duquesne project sale

         As a continuation of discussions which began in 1999, on February 8, 2000, the Company signed a memorandum of understanding with DQE, the parent of Duquesne Light Company ("Duquesne") for the purchase by Duquesne or an affiliate of our network-based system that provides AMR services to Duquesne. Negotiations for this transaction have been completed and the transaction closed March 31, 2000. The sales price was $33 million. The Company received $32 million in cash, with another $1 million held in escrow pending the completion of post-closing items.

         The Company also entered into a warranty and maintenance agreement with the purchaser, which is an affiliate of Duquesne, pursuant to which the Company will provide certain maintenance and support services for the network from closing over a term ending December 31, 2013. The Company will receive approximately $10 million over that term for those services. In connection with its performance responsibilities thereunder, the Company furnished to the purchasing affiliate of Duquesne a $5 million letter of credit.

         Restated Fourth Quarter and Year 1999 Financial Results

         In the fourth quarter of 1999, in the course of updating its estimates of future revenues and costs concerning the Duquesne project, the Company recorded a provision for an estimated future loss on the sale of its fixed network project. The loss included the write-down of the carrying value of project fixed assets to the expected sales price, the write-off of existing contract receivables, and the estimated economics of its remaining warranty and maintenance obligations. The Company has since determined that its currently estimated net costs of the above sale and its warranty and maintenance obligations are higher than previously estimated, primarily related to ongoing maintenance and support requirements, expansion of the network to 95% of Duquesne's service territory and the replacement of certain telephone modules. The Company uses the cost-to-cost, percentage of completion method of accounting for long-term contracts. As such, it is recording an additional charge of approximately $12.6 million for the fourth quarter of 1999 to reflect the Company's current estimate of the cost of its remaining obligations that are in excess of the amounts it will receive upon the sale and over the course of the warranty and maintenance contract. This additional charge results in an after-tax loss of $64.6 million and $68.6 million for the fourth quarter and year-ended 1999, versus the previously reported $56.5 million and $60.6 million after-tax loss for the quarter and year, respectively. The revised diluted net loss per share for the fourth quarter and year is $4.32 and $4.62, respectively, versus the previously reported diluted net loss per share of $3.78 and $4.07 for the fourth quarter and year, respectively.

         Revised statements of operations and balance sheets for the fourth quarter and year ended 1999 are attached.

         Second Amendment to Credit Agreement

         In connection with the revised estimates concerning the sale of the Duquesne project and the restated fourth quarter and year 1999 financial results mentioned above, the Company has entered into a Second Amendment to Credit Agreement with General Electric Capital Corporation, effective March 30, 2000, which is attached.

CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                     Three Months Ended               Twelve Months Ended
                                                                         December 31,                     December 31,
(in thousands, except per share data)                        1999 (restated)      1998          1999 (restated)       1998
------------------------------------------------------------------------------------------------------------------------------
Revenues
  AMR systems                                                  $  26,751       $ 33,511            $111,449        $164,148
  Handheld systems                                                18,129         20,731              69,557          53,957
  Outsourcing                                                     (3,167)         7,844              12,406          23,297
                                                            -------------   ------------         -----------     -----------
  Total revenues                                                  41,713         62,086             193,412         241,402

Cost of revenues
  AMR systems                                                     22,605         24,613              76,826         117,519
  Handheld systems                                                10,273          9,820              39,704          27,415
  Outsourcing                                                     70,322          6,644              83,574          19,665
                                                            -------------   ------------         -----------      ----------

  Total cost of revenues                                         103,200         41,077             200,104         164,599
                                                            -------------   ------------         -----------     -----------

Gross profit                                                     (61,487)        21,009              (6,692)         76,803

Operating expenses
  Sales and marketing                                              7,280          6,457              27,780          26,668
  Product development                                              7,248          7,139              26,764          33,493
  General and administrative                                       4,060          3,411              13,497          12,834
  Amortization of intangibles                                        553            485               1,986           2,261
  Restructuring charges                                            6,737            683              16,686           3,930
                                                            -------------   ------------        ------------      ----------
  Total operating expenses                                        25,878         18,713              86,713          79,186
                                                            -------------   ------------        ------------      ----------

Operating Income (Loss)                                          (87,365)         2,834             (93,405)         (2,383)

Other income (expense)
  Equity in affiliates                                              (187)            70                (600)         (1,154)
  Interest, net                                                   (1,680)        (1,897)             (6,261)         (6,508)
                                                             -------------  -------------       ------------      ----------
  Total other income (expense)                                    (1,867)        (1,827)             (6,861)         (7,662)
                                                             -------------  -------------       ------------      -----------

Income (loss) before income taxes and extraordinary item         (89,232)         1,007            (100,266)        (10,045)
Income tax benefit(provision)                                     24,659           (380)             28,010           3,820
                                                             -------------  -------------       ------------      -----------
Income (loss) before extraordinary item                          (64,573)           627             (72,256)         (6,225)
Extraordinary gain on early extinguishment of debt,
   net of income taxes of $1,970                                       -              -               3,660               -
                                                             -------------  --------------      ------------      -----------
Net income (loss)                                              $ (64,573)      $    627            $(68,596)       $ (6,225)
                                                             -------------  --------------      ------------      -----------

Basic net income (loss) per share:
  Before extraordinary item                                    $   (4.32)      $   0.04            $  (4.87)       $   (.42)
  Extraordinary item                                                   -              -                0.25               -
  Basic net income (loss) per share                            $   (4.32)      $   0.04            $  (4.62)       $   (.42)

Diluted net income (loss) per share
  Before extraordinary item                                    $   (4.32)      $   0.04              $(4.87)          $(.42)
  Extraordinary item                                                   -              -                 .25               -
  Diluted net income (loss) per share                          $   (4.32)      $   0.04              $(4.62)          $(.42)

Average Number of Shares Outstanding:

  Basic                                                           14,953         14,588              14,851          14,668
  Diluted                                                         14,953         14,877              14,851          14,668


CONSOLIDATED BALANCE SHEETS

                                                                                                 December 31,
                                                                                                    1999         December 31,
(in thousands, except share data)                                                                (restated)          1998
----------------------------------------------------------------------------------------------------------------------------
Assets
Current assets
  Cash and cash equivalents                                                                          $1,538           $2,743
  Accounts receivable, net                                                                           46,561           62,253
  Current portion of long-term contracts receivable                                                   2,579           13,498
  Inventories, net                                                                                   15,300           20,654
  Equipment held for sale, net                                                                       32,750                -
  Deferred income tax asset                                                                           8,016            6,938
  Other                                                                                               1,340            2,306
                                                                                                ------------     ------------
  Total current assets                                                                              108,084          108,392

Property, plant and equipment, net                                                                   31,627           42,390
Equipment used in outsourcing, net                                                                    5,951           50,746
Intangible assets, net                                                                               15,196           18,142
Long-term contracts receivable                                                                        1,813           23,712
Deferred income tax asset                                                                            26,922            1,906
Other                                                                                                 2,486            2,467
                                                                                                ------------     ------------
Total assets                                                                                       $192,079         $247,755
                                                                                                ------------     ------------

Liabilities and shareholders' equity
Current liabilities
  Short-term borrowings                                                                             $ 3,646         $ 14,000
  Accounts payable and accrued expenses                                                              51,765           31,509
  Deferred revenue                                                                                    8,413            8,653
                                                                                                ------------     ------------
  Total current liabilities                                                                          63,824           54,162

Convertible subordinated debt                                                                        57,234           63,400
Mortgage notes payable                                                                                6,075            6,242
Project financing                                                                                     7,216            7,722
Warranty and other obligations                                                                       10,205            1,207
                                                                                                ------------     ------------
Total liabilities                                                                                   144,554          132,733


Shareholders' equity
  Common stock                                                                                      107,603          106,039
  Retained earnings (deficit)                                                                       (58,506)          10,090
  Accumulated other comprehensive income                                                             (1,572)          (1,107)
                                                                                                ------------     ------------
  Total shareholders' equity                                                                         47,525          115,022
                                                                                                ------------     ------------
Total liabilities and shareholders' equity                                                         $192,079         $247,755
                                                                                                ------------     ------------

                      SECOND AMENDMENT TO CREDIT AGREEMENT

                  THIS SECOND AMENDMENT TO CREDIT AGREEMENT ("Amendment") is entered into as of March 30, 2000, by and among ITRON, INC., a Washington corporation ("Itron"), and UTILITY TRANSLATION SYSTEMS, INC., a North Carolina corporation ("UTS") (Itron and UTS are sometimes collectively referred to herein as the "Borrowers" and individually as a "Borrower"); the other Credit Parties signatory hereto; the lenders signatory hereto (each individually a "Lender" and collectively the "Lenders"); and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation (in its individual capacity, "GE Capital"), for itself, as a Lender, and as administrative agent for Lenders (in such capacity, "Agent").

                                    RECITALS

                  A. Borrowers, the other Credit Parties signatory hereto, Lenders, and Agent have entered into that certain Credit Agreement dated as of January 18, 2000, as amended by the First Amendment to Credit Agreement dated as of February 28, 2000 (the "Credit Agreement"), pursuant to which Agent and Lenders are providing financial accommodations to or for the benefit of Borrowers upon the terms and conditions contained therein. Unless otherwise defined herein, capitalized terms or matters of construction defined or established in Annex A to the Credit Agreement shall be applied herein as defined or established therein.

                  B. Borrower has requested that Agent and Lenders make certain amendments to the Credit Agreement and other Loan Documents, and Agent and Lenders are willing to do so subject to the terms and conditions of this Amendment.

                                   AGREEMENT

                  NOW, THEREFORE, in consideration of the continued performance by Borrowers and each other Credit Party of their respective promises and obligations under the Credit Agreement and the other Loan Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrowers, the other Credit Parties signatory hereto, Lenders, and Agent hereby agree as follows:

                  1. Ratification and Incorporation of Credit Agreement and Other Loan Documents. Except as expressly modified under this Amendment, (a) each of each Borrower and each other Credit Party hereby acknowledges, confirms, and ratifies all of the terms and conditions set forth in, and all of their respective obligations under, the Credit Agreement and the other Loan Documents, including the provisions of Section 12 of the Credit Agreement, and (b) all of the terms and conditions set forth in the Credit Agreement and the other Loan Documents are incorporated herein by this reference as if set forth in full herein.

                  2.       Amendments to Credit Agreement.

                           a.       Section 6.2(h) of the Credit Agreement is
hereby amended by deleting the references therein to "one year" and substituting "13 months" in lieu thereof.
                           b.       Section 6.14 of the Credit Agreement is
hereby deleted in its entirety, and the following is substituted therefor:

                           6.14     Restricted Payments.  No Credit Party shall
make any Restricted Payment, except, without duplication, any of the following:

                                    (a)     intercompany loans and advances
between Borrowers to the extent permitted by Section 6.3;

                                    (b)     dividends and distributions by
Subsidiaries of any Borrower paid to such Borrower;

                                    (c)     employee loans permitted under
Section 6.4(b);

                                    (d)     scheduled payments of interest with
respect to the Subordinated Debt;

                                    (e) the  repurchase of Itron's  Subordinated
                  Debt: (i) in a swap of Itron common Stock pursuant to which such Stockholder would not have any cash redemption rights or other potential cash outlay requirements or entitlements to be paid directly or indirectly by Itron in exchange for Subordinated Debt involving no cash or other consideration given in exchange for the Subordinated Debt other than such Itron common Stock; or (ii) in an amount not to exceed the net cash proceeds received by Itron from the issuance of common Stock by Itron, in each case so long as such issuance would not result in a Default or Event of Default; and

                                    (f) the purchase of Subordinated Debt in the
                  aggregate face amount of $3,775,000 from Forest Fulcrum Fund LC for $2,098,785 in a series of six transactions, four of which occurred on March 2, 2000, one of which occurred on March 6, 2000, and one of which occurred on March 13, 2000;

         provided, that (i) no Default or Event of Default shall have occurred and be continuing or would result after giving effect to any payment or transaction pursuant to clauses (d) or (e) above, and (ii) with respect to any payment pursuant to clause (e)(ii) above, the sum of (A) Borrowers' collective Net Borrowing Availability and (B) amounts (other than funds or Cash Equivalents held by Agent in a Cash Collateral Account) maintained in Disbursement Accounts and investments maintained pursuant to Section 6.2(h) shall be in excess of $5,000,000 after giving effect (including pro forma effect during the 90-day period prior to such payment) to any such payment at all times during the period from the date that is 90 days prior to any such payment and through and including the date that is 90 days after such payment. Prior to making any payment under clauses (d) or (e) of this Section 6.14, such Borrower shall deliver a certification of the Chief Financial Officer of such Borrower to Agent certifying that the conditions set forth in such clauses have been satisfied and that the information presented is true, correct and complete in all material respects, which certificate shall be in form and substance satisfactory to Agent.

                           c.       Paragraph (c) of Annex G of the Credit
Agreement is hereby amended by deleting the reference to "$(71,000,000)" and replacing it with "($84,000,000)."

                           d.       Paragraph (e) of Annex G of the Credit
Agreement is hereby amended by deleting the reference to "$13,750,000" and replacing it with "$26,500,000."

                  3. Extension of Deadline for Certain Open Items. At Borrowers' request, Agent agrees that Paragraph 1 in that certain open items letter agreement dated January 18, 2000 (the "Open Items Letter"), is amended as follows:

                           1.       On or before April 15, 2000, Borrowers shall
deliver or cause to be delivered to Agent:

                                    (a)     with respect to UTS, a tax good
                                            standing certificate for the State
                                            of Washington;

                                    (b)     with  respect  to Itron,  a tax good
                                            standing  certificate  for the State
                                            of  Connecticut  and the District of
                                            Columbia; and

                                    (c)     with respect to Itron Finance, a tax
                                            good  standing  certificate  for the
                                            State of Washington.

If  Borrowers  are  unable  to  deliver  or cause  the  delivery  of each of the
aforementioned   certificates  by  April  15,  2000,  then  such  failure  shall constitute an Event of Default under the Credit Agreement.

                  4. Application of Proceeds. The aggregate purchase price received by Itron from its sale of certain assets to DataCom Information Systems, LLC, a Delaware limited liability company ("DataCom"), shall be applied to the Obligations in accordance with Section 1.3(c) of the Credit Agreement; provided, that the application mechanics in the sixth step of Section 1.3(c) shall be modified solely for the purpose of the application of proceeds from such sale to require that only Letter of Credit Obligations relating to irrevocable standby Letter of Credit No. S820478 in favor of DataCom in the original face amount of $5,000,000 be cash collateralized in accordance with the terms of Annex B of the Credit Agreement.

                  5. Conditions to Effectiveness. The effectiveness of this Amendment is subject to satisfaction of each of the following conditions:

                           (a)      receipt by Agent of copies of this Amendment
duly  executed  by  each  Borrower,   each  other  Credit  Party,   and  Lenders
constituting Requisite Lenders;

                           (b)      (i) receipt by Agent of copies of each of
the letter agreements by and among each Borrower, each other Credit Party, and GE Capital, as Agent and Lender, pursuant to which (A) GE Capital is consenting to Itron's sale of certain assets to DataCom, and (B) Borrowers are acknowledging certain matters with respect to (I) Account No. 67130500 at Bank of America N.A. and (II) Account Nos. 4375688983 and 4375689015 at Wells Fargo Bank, N.A. ("Wells Fargo"), and (ii) satisfaction of all conditions set forth in each such letter agreement;
                           (c)      receipt by Agent of fully executed copies of
(i) the Cash Collateral Agreement of even date herewith by and between Itron and Agent, (ii) the Restricted Account Agreement of even date herewith by and among Itron, Agent and Wells Fargo (the "Restricted Account Agreement"), and (iii) the Control Agreement of even date herewith by and among Itron, Agent and Wells Fargo;
                           (d) receipt by GE Capital of a $50,000 amendment fee; and

                           (e)      the absence of any  Defaults or Events of
Default as of the date hereof.

                  6. Condition Subsequent. As soon as practicable after the next regularly scheduled Board of Directors? meeting of Itron, Itron shall deliver a copy of a secretary?s certificate to Wells Fargo that attaches the duly authorized and adopted resolutions by its Board of Directors in form and
substance   satisfactory  to  Wells  Fargo  regarding  the  Restricted   Account
Agreement.

                  7. Entire Agreement. This Amendment, together with the Credit Agreement and the other Loan Documents, is the entire agreement between the parties hereto with respect to the subject matter hereof. This Amendment supersedes all prior and contemporaneous oral and written agreements and discussions with respect to the subject matter hereof.

                  8. Representations and Warranties. Each of each Borrower and each other Credit Party hereby represents and warrants that the representations and warranties contained in the Credit Agreement were true and correct in all material respects when made and, except to the extent that (a) a particular representation or warranty by its terms expressly applies only to an earlier date or (b) Borrowers or any other Credit Party, as applicable, has previously advised Agent in writing as contemplated under the Credit Agreement, are true and correct in all material respects as of the date hereof.

                  9. Guarantor Consents. By signing this Amendment, each Guarantor hereby (a) ratifies and reaffirms, as of the date hereof, all of the provisions of that certain Continuing Guaranty dated as of January 18, 2000, in favor of Agent, (b) acknowledges receipt of a copy of this Amendment, and (c) consents to all of the provisions of this Amendment.

                  10.      Miscellaneous.

                           (a)      Counterparts.  This Amendment may be
executed in identical counterpart copies, each of which shall be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.
                           (b)      Headings.  Section headings used herein are
for convenience of reference only, are not part of this Amendment, and are not to be taken into consideration in interpreting this Amendment.

                           (c)      Recitals.  The recitals set forth at the
beginning of this Amendment are true and correct, and such recitals are incorporated into and are a part of this Amendment.

                           (d)      Governing Law.  This Amendment shall be
governed by, and construed and enforced in accordance with, the laws of the State of California applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws.

                           (e)      STATUTE OF FRAUDS.  ORAL AGREEMENTS OR ORAL
COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

                           (f)      Effect.  Upon the effectiveness of this
Amendment, from and after the date hereof, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," or words of like import shall mean and be a reference to the Credit Agreement as amended hereby and each reference in the other Loan Documents to the Credit Agreement, "thereunder," "thereof," or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.

                           (g)      No Novation.  Except as expressly provided
in Sections 2 and 3 of this Amendment, the execution, delivery, and effectiveness of this Amendment shall not (i) limit, impair, constitute a waiver of, or otherwise affect any right, power, or remedy of Agent or any Lender under the Credit Agreement or any other Loan Document, (ii) constitute a waiver of any provision in the Credit Agreement or in any of the other Loan Documents, or
(iii) alter, modify, amend, or in any way affect any of the terms, conditions, obligations, covenants, or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

                           (h)      Conflict of Terms.  In the event of any
inconsistency between the provisions of this Amendment and any provision of the Credit Agreement, the terms and provisions of this Amendment shall govern and control.
                  [Remainder of Page Intentionally Left Blank]

SECOND AMENDMENT TO CREDIT AGREEMENT IN WITNESS WHEREOF, this Second Amendment to Credit Agreement has been duly executed as of the date first written above.

                                   ITRON, INC., as a Borrower and a Credit Party


                                    By:   /s/ David G. Remington
                                              David G. Remington
                                              Vice President and Chief Financial
                                              Officer

                                  UTILITY TRANSLATION SYSTEMS, INC., as a
                                  Borrower and a Credit Party


                                    By:   /s/ David G. Remington
                                              David G. Remington
                                              Vice President and Chief Financial
                                              Officer

                                 ITRON INTERNATIONAL, INC., as a Guarantor and a Credit Party


                                    By:   /s/ David G. Remington
                                              David G. Remington
                                              Vice President and Chief Financial
                                              Officer

                                 ITRON FINANCE, INC., as a Guarantor and a Credit Party


                                    By:   /s/ David G. Remington
                                              David G. Remington
                                              Vice President and Chief Financial
                                              Officer

                                GENERAL ELECTRIC CAPITAL CORPORATION, as Agent and a Lender


                                    By:   /s/ Mark Mascia
                                              Mark Mascia
                                              Duly Authorized Signatory